Exhibit 10.1

Verbal agreement
Dated December 10, 2015

This Verbal Agreement (“Agreement”) is made between Corina Safaler (“President”), President of Wike Corp. and Wike Corp. (“Company”).

This Agreement is witness therefore that President has agreed to loan the Company needed funds, in the amount of $400 US (“Loan”), which is necessary for the Company’s start up process and expanses.

The Loan is unsecured and does not bear any interest. The Loan does not have the repayment date and other provisions.

/s/ Corina Safaler

Corina Safaler
Chief Executive Officer & President of Wike Corp.